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Exhibit 10.11

Execution Copy

STOCKHOLDERS AGREEMENT

by and among

PMD GROUP HOLDINGS INC.,
PMD INVESTORS I LLC,
PMD INVESTORS II LLC,
DLJMB FUNDING III, INC.

and

DB CAPITAL/PMD INVESTORS, LLC

Dated as of November 28, 2000

i

ii

STOCKHOLDERS AGREEMENT

        STOCKHOLDERS AGREEMENT, dated as of November 28, 2000 (this "Agreement"), by and among PMD Group Holdings Inc., a Delaware corporation (the "Company"), PMD Investors I LLC, a Delaware limited liability company ("PMD I"), PMD Investors II LLC, a Delaware limited liability company ("PMD II", and collectively with PMD I, "AEA"), DLJMB Funding III, Inc., a Delaware corporation ("DLJMB") and DB Capital/PMD Investors, LLC, a Delaware limited liability company ("DB").

        A. In connection with its entry into this Agreement, PMD Group Inc., a wholly owned Subsidiary of the Company, is entering into an Agreement for Purchase and Sale of Assets dated as of November 28, 2000 pursuant to which PMD Group Inc. is agreeing to purchase the Performance Materials segment (the "Business") of The B.F. Goodrich Company (the "Purchase Agreement").

        B. The parties hereto desire to enter into this Agreement establishing and setting forth their agreements to purchase Shares, with respect to certain rights and obligations associated with ownership of Shares and pertaining to related matters.

        Accordingly, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1.    Definitions.    Capitalized terms used herein are defined in Appendix A.

ARTICLE II
SUBSCRIPTION FOR SHARES

        Section 2.1.    Initial Subscription for Shares.    Subject to the satisfaction of the conditions set forth in Section 6.7, each of AEA, DLJMB and DB hereby severally agrees to subscribe for, purchase and accept, and the Company agrees to sell to each of AEA, DLJMB and DB for the purchase price set forth opposite its name in Schedule 2.1 that number of shares of Common Stock, par value $0.01 per share, such that immediately after such purchase each such Stockholder will own the percentage of the total outstanding shares of Common Stock set forth opposite its name on Schedule 2.1 (before giving effect to any Company Securities issued to management of the Company or in connection with the financings and borrowings described in Section 6.7(c)). Subject to the satisfaction of the conditions set forth in Section 6.7, each of AEA, DLJMB and DB severally agrees to pay the purchase price for the Shares subscribed for by it (as set forth on Schedule 2.1) by payment to the Company of cash, which payments shall be made immediately prior to the closing of the purchase of the Business pursuant to the Purchase Agreement (the "Closing") by wire transfer of immediately available funds to an account of the Company specified by AEA.

ARTICLE III
CORPORATE GOVERNANCE; CERTAIN CORPORATE ACTIONS

        Section 3.1.    Voting of Shares.

          (a)  From and after the date hereof, each Stockholder agrees to vote all Shares owned or controlled by it and take all other necessary or desirable actions within its control (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) to effectuate the provisions of this Agreement.

          (b)  From and after the date hereof, the Company agrees, and agrees to cause each of its Subsidiaries, to take all necessary or desirable actions within its control (including, without limitation, nominating for election to the Board of Directors those individuals designated by any Stockholder to serve as a Director in accordance with the terms of this Agreement and calling special board and stockholder meetings) to effectuate the provisions of this Agreement.

          (c)  Each Stockholder agrees to vote its Shares or execute proxies or written consents, as the case may be, and to take all other actions necessary, to ensure that the Company's certificate of incorporation and bylaws (a) do not at any time conflict with any provision of this Agreement and (b) permit each Stockholder to receive the benefits to which such Stockholder is entitled under this Agreement. The Company's certificate of incorporation and bylaws shall provide for (i) the elimination of the liability of each Director to the maximum extent permitted by applicable law and (ii) the indemnification of each Director for acts on behalf of the Company to the maximum extent permitted by applicable law. Each Stockholder agrees that, in addition to any other approvals required pursuant to Section 3.3(a), the Company's certificate of incorporation and bylaws shall provide that, (x) prior to an IPO, any of the items listed in Schedule 3.1(c)(x) shall require the Board of Directors' approval and (y) after an IPO and for so long as AEA or DLJMB shall have any rights pursuant to the second proviso of the penultimate sentence of Section 3.2(c), any of the items listed in Schedule 3.1(c)(y) shall require the Board of Directors' approval.

        Section 3.2.    Composition of the Board of Directors.

          (a)  From and after the date hereof and until the provisions of this Section 3.2 cease to be effective pursuant to Section 3.5, each Stockholder agrees to vote all Shares owned or controlled by it and agrees to take all necessary action within its control, so that the Board of Directors shall be comprised of nine persons, three of whom shall be designated by AEA, three of whom shall be designated by DLJMB, one of whom shall be designated by DB, one of whom shall be the chief executive officer of the Company and one of whom shall be designated by the joint agreement of AEA and DLJMB; provided that prior to the Closing, the Board of Directors shall be comprised of three persons, one of whom shall be designated by each of AEA, DLJMB and DB until such time (prior to the Closing) when the size of the Board shall be increased to nine persons in accordance with the provisions hereof and the Company's By-laws. From and after the occurrence of the IPO, AEA and DLJMB each agrees that at least one Director designated by it shall be an independent director (each, an "Independent Director") as may be required by applicable law or stock exchange regulation. In connection with the IPO, each Stockholder will use its best efforts to cause the Company's certificate of incorporation and bylaws to provide that the Directors designated by AEA, DLJMB and DB pursuant to this Section 3.2(a) shall hold office until the third anniversary of the IPO or such earlier time as they may be removed pursuant to Section 3.2(b). If, subsequent to the IPO, any Stockholder loses its rights under this Section 3.2 pursuant to the first sentence of Section 3.5, such Stockholder shall take all necessary action within its control to cause each Director designated solely by it to resign and, if such resignation is not promptly received, shall request in writing to the Board of Directors and each other Stockholder the removal of any Director designated solely by it.

          (b)  Each of AEA, DLJMB, and DB shall have the right (i) to cause the Stockholders to take all such action as may be necessary to remove, with or without Cause, any Director designated solely by it pursuant to this Section 3.2 and (ii) to designate any replacement for a Director designated solely by it pursuant to this Section 3.2, upon the death, resignation, retirement, disqualification or removal from office of such Director. AEA and DLJMB acting jointly shall have the right to cause the Stockholders to take all such action as may be necessary to remove, with or without Cause, the Director designated jointly by AEA and DLJMB pursuant to this Section 3.2 and to designate jointly any replacement for a Director designated jointly by them pursuant to this Section 3.2, upon the death, resignation, retirement, disqualification or removal from office of such Director. Each Stockholder agrees to take all such actions as may be necessary or reasonably advisable to cause the Board of Directors duly to appoint as a Director each person so designated to fill a vacancy on the Board of Directors. Each Stockholder agrees that, if at any time it is then entitled to vote for the removal of Directors from the Board, it shall not vote any of its Shares in favor of the removal of any Director who shall have been designated pursuant to Section 3.2, unless such removal shall be for Cause and the Board of Directors shall have determined such Director should be removed or the Person or Persons entitled to designate such Director shall have consented to such removal in writing; provided that, if the Person or Persons entitled to designate any Director pursuant to Section 3.2 shall request in writing the removal, with or without Cause, of such Director, each Stockholder agrees to vote its Shares in favor of such removal. Removal for "Cause" shall mean removal of a Director because of such Director's (i) willful and continued failure substantially to perform his or her duties with the Company in his or her established position, (ii) willful conduct (other than conduct in accordance with Section 4.4 of this Agreement) that is injurious, monetarily or otherwise, to the Company or any of its Subsidiaries, (iii) conviction for, or guilty plea to, a felony or a crime involving moral turpitude or (iv) abuse of illegal drugs or other controlled substances or habitual intoxication.

          (c)  At all meetings of the Board of Directors, a quorum shall consist of not less than a majority (i.e., greater than 50%) of the Directors; provided that after the Closing but prior to the IPO such majority must include at least one Director designated solely by each of AEA and DLJMB; provided further that prior to the Closing, a quorum shall consist of at least one Director designated solely by any two of AEA, DLJMB and DB. Prior to the Closing, all actions of the Board of Directors shall require the affirmative vote of Directors designated by at least two of AEA, DLJMB and DB and actions, decisions or determinations to be taken or made by "Buyer" under the Purchase Agreement shall be taken or made by or with the approval of Directors designated by at least two of AEA, DLJMB and DB, except that any decision to amend, waive or otherwise modify (excluding immaterial amendments, waivers and modifications) the Purchase Agreement shall require the written consent of at least one Director designated solely by each of AEA, DLJMB and DB. Except as set forth in the previous sentence or in Section 3.3, all actions of the Board of Directors shall require the affirmative vote of at least a majority of the members of the Board of Directors present at a meeting at which a quorum is present; provided that after the Closing but prior to the IPO such majority includes at least one Director designated solely by each of AEA and DLJMB; provided further that after the IPO, in a vote on any of the actions listed on Schedule 3.1(c)(y), such majority includes at least one Director designated solely by each of AEA and DLJMB, so long as, in each case, the AEA Group or the DLJMB Group, respectively owns at least 15% of the issued and outstanding Shares and a Person designated solely by AEA or DLJMB (as the case may be) is then a Director. Written notice of each meeting of the Board of Directors shall be duly given to each Director at least five (5) Business Days in advance of each meeting, provided no notice need be given to any Director who signs a written waiver of notice at or in advance of a meeting, or who attends the meeting without protesting any lack of notice.

          (d)  Prior to the IPO, at the request of at least two Directors designated solely by AEA or DLJMB, each Stockholder agrees to instruct each Director designated by it pursuant to this Section 3.2 to vote, and take all other necessary action within its control, to remove the chief executive officer of the Company from his position. If any Director does not so vote to remove the chief executive officer, the Stockholder (or Stockholders, if applicable) who has designated such Director agrees to remove such Director, and agrees to designate as a replacement for such removed Director a person selected jointly by a two-member committee consisting of one Director designated solely by each of AEA and DLJMB (a "Temporary Director"). Immediately after the chief executive officer shall have resigned or been removed, any Temporary Director may be removed from office and replaced by a designee designated by the Stockholder who originally had the right to designate the Director replaced by the Temporary Director.

        Section 3.3.    Approval of Certain Matters.

          (a)  Neither the Company nor any Subsidiary of the Company shall take any of the following actions or engage in any of the following transactions without the prior written approval of (x) Stockholders within the AEA Group then holding at least 51% of the Shares then held by the AEA Group, (y) Stockholders within the DLJMB Group then holding at least 51% of the Shares then held by the DLJMB Group and (z) Stockholders within the DB Group then holding at least 51% of the Shares then held by the DB Group or in each case the prior written approval of at least one Director designated solely by each of AEA, DLJMB and DB:

            (i)    modifying the Certificate of Incorporation or Bylaws of the Company, other than to reflect the provisions of this Agreement;

            (ii)  entering into, amending or waiving any provision of any agreement or transaction with any Stockholder or any Affiliate of any Stockholder after the date hereof except (x) the payment of the fees and expenses provided for in Sections 3.6, 3.7 and 3.9 and the arrangements described in Section 3.8 below and (y) entering into agreements or transactions involving total consideration in any single or series of related transactions of less than $100,000 and entered into in the ordinary course of business on terms no less favorable to the Company or its Subsidiaries than it would be able to obtain in a comparable arm's length transaction with a third party that is not a Stockholder or an Affiliate of a Stockholder;

            (iii)  taking any steps to effectuate the winding-up, liquidation, dissolution or voluntary bankruptcy of the Company or any of its Subsidiaries; or

            (iv)  agreeing or otherwise committing to take any action set forth in the foregoing items (i) through (iii).

        Section 3.4.    Budget Approval Process.    Not less than 45 days prior to the end of each fiscal year, the Company shall cause its chief executive officer to submit to the Board of Directors a proposed annual budget for the next fiscal year. Within 15 days after the submission of any proposed annual budget pursuant to the foregoing, the Board of Directors shall advise the chief executive officer whether it approves or is unable to approve such annual budget and the modifications, if any, agreed upon by the Board of Directors with respect to such annual budget. If such proposed annual budget as initially submitted or as modified by the Board of Directors is approved by the Board of Directors, then such annual budget shall be considered approved for all purposes of this Agreement. If such proposed annual budget is not approved, then the Board of Directors shall submit such proposed annual budget to a committee (the "Budget Resolution Committee") consisting of one Director designated solely by AEA, chosen by the Directors designated solely by AEA, and of one Director designated solely by DLJMB, chosen by the Directors designated solely by DLJMB (each a "Budget Resolution Director"). Within 15 days after the submission of any proposed annual budget, the Budget Resolution Committee shall advise the Board of Directors whether they approve or are unable to approve such annual budget and the modifications, if any, agreed upon by both Budget Resolution Directors with respect to such annual budget. If a submitted annual budget is approved by both Budget Resolution Directors, then such annual budget shall be considered approved for all purposes of this Agreement. If a submitted annual budget as initially submitted or as modified is not approved by both Budget Resolution Directors, the annual budget for the next fiscal year shall be automatically deemed approved, which budget shall consist of the then-current annual budget for the Company and its Subsidiaries with (i) each category of capital expenditures to be equal to (x) if both Budget Resolution Directors have proposed amounts lower than the respective amounts contained in the then current annual budget, the higher of the amounts proposed by each Budget Resolution Director, (y) if both Budget Resolution Directors have proposed amounts higher than the respective amounts contained in the then current annual budget, the lower of the amounts proposed by each Budget Resolution Director and (z) if either Budget Resolution Director has proposed amounts lower than the respective amounts contained in the then current annual budget and the other has proposed amounts higher than those contained in the then current annual budget, the respective amounts contained in the then current annual budget, (ii) each category of operating expenses and other categories of expenditures other than capital expenditures each increased by the lesser of (x) 5% of the respective amounts contained in the then current annual budget or (y) the maximum increase proposed by either Budget Resolution Director and (iii) all categories of revenue to be not less than the greater of (x) the respective amounts contained in the then current annual budget or (y) the minimum respective amounts proposed by either Budget Resolution Director.

        Section 3.5.    Loss of Governance Rights and Related Provisions.    If a Stockholder, together with Persons who are Affiliates of such Stockholder by virtue of the first sentence of the definition of "Affiliate" set forth in Appendix A hereto (and, prior to the date that is 18 months after consummation of the IPO, any other Affiliates), ceases to hold at least 5% of the issued and outstanding Shares, that Stockholder will be deemed to have irrevocably waived (and shall lose) all of its rights (and be released from its obligations) under Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.9 and Section 3.10. In addition, the provisions of this Article III, other than Sections 3.1, 3.2, 3.5, 3.6, 3.8 and 3.9, shall terminate automatically upon the earlier of (i) the tenth anniversary of the Closing and (ii) the IPO. The provisions of Section 3.1, Section 3.2 and Section 3.9 shall terminate automatically upon the earlier of (i) the tenth anniversary of the Closing and (ii) the date after the IPO when all Stockholders (together with their respective Affiliates) collectively cease to own at least 25% of the issued and outstanding Shares. The provisions of Section 3.6 shall cease to apply to a Stockholder (and its Affiliates) upon the earlier of (i) the third anniversary of the IPO, and (ii) the date on which such Stockholder, together with its Affiliates, ceases to hold at least 15%, or in the case of DB and its Affiliates 5%, of the issued and outstanding Shares. Notwithstanding anything in this Agreement to the contrary, at such time as DLJMB, DB, PMD I and/or PMD II Transfers Shares to its Affiliates in connection with or subsequent to the IPO, such Transferring Stockholder may irrevocably waive on behalf of all subsequent holders of such Shares all rights and be released from all obligations under Sections 3.1, 3.2, 3.3, 3.4, 3.9 and 3.10.

        Section 3.6.    Management and Other Fees.    The Company shall pay to the Persons named in Schedule 3.6 those fees described in such Schedule and, at or about Closing, shall enter into an agreement with such Persons reflecting the same and the services to be provided.

        Section 3.7.    Expenses.    If the Closing occurs on or prior to the Full Effectiveness Deadline, all reasonable out-of-pocket costs and expenses (including, without limitation, any fees or other expenses incurred in connection with any debt financing for the purchase of the Business and the fees and expenses of each Stockholder's attorneys, accountants, consultants and other advisors) incurred by each of the Stockholders in connection with the purchase of the Business, the Purchase Agreement, this Agreement and the other transactions consummated in connection with the Closing ("Stockholder Expenses") shall be paid or reimbursed by the Company. If the Closing does not occur prior to the Full Effectiveness Deadline, the Stockholder Expenses incurred on or after September 24, 2000 shall be paid promptly upon request, by AEA, DLJMB and DB in the respective percentages set forth opposite their names on Schedule 2.1.

        Section 3.8.    Financial and Investment Banking Advisor.    The Company and each Stockholder agrees that if the Board of Directors determines to retain a third party to provide financial or investment banking advisory services to the Company in connection with (i) any private or public offering of debt, equity or other securities by the Company or any Subsidiary, or (ii) any merger, acquisition, divestiture or similar transaction involving the Company or any of its Subsidiaries, the

Company shall retain each of Credit Suisse First Boston (USA), Inc. or another affiliate of Credit Suisse Group designated by DLJMB and Deutsche Bank Securities, Inc. or another Affiliate of Deutsche Bank designated by DB, each to serve as a joint lead manager, underwriter or placement agent in the case of a transaction described in clause (i) or joint advisor, in the case of any transaction described in clause (ii), provided, in each case, that the Board of Directors determines that each such Person is offering to provide services on terms at least as favorable in the aggregate than those offered by each other third party investment bank of comparable stature. Nothing in this Section 3.8 shall limit the right of the Company (i) to engage in any transaction described in the previous sentence without retaining a third party advisor, or (ii) hiring one or more advisors in addition to those affiliated with DLJMB and DB. The provisions of this Section 3.8 shall cease to apply upon the earlier of (i) the second anniversary of the IPO and (ii) the date when DLJMB, together with its Affiliates, ceases to hold at least 15% of the issued and outstanding Shares. In addition, the provisions of this Section 3.8 shall cease to apply to Deutsche Bank Securities, Inc. and its Affiliates when DB, together with its Affiliates, ceases to hold at least 5% of the issued and outstanding Shares.

        Section 3.9.    Meetings.    The Board of Directors shall hold a regularly scheduled meeting at least once every calendar quarter. The Company shall pay all reasonable out-of-pocket expenses incurred by each Director in connection with attending regular and special meetings of the Board of Directors and any committee thereof, and any such meetings of the board of directors of any Subsidiary of the Company and any committee thereof.

        Section 3.10. Committees. The Board of Directors may create executive, compensation, audit and such other committees as it may determine. AEA and DLJMB shall be entitled to representation on any committee created by the Board of Directors. All actions on any such committee shall require the affirmative vote of at least a majority of the members of such committee present at a meeting at which a quorum is present; provided that such majority include at least one representative designated solely by each of AEA (if AEA is represented on such committee) and DLJMB (if DLJMB is represented on such committee).

ARTICLE IV
TRANSFER

        Section 4.1.    Transfer of Shares

          (a)  No Stockholder shall Transfer any interest in any Shares except pursuant to an Exempt Transfer. No Stockholder whose assets are comprised solely or primarily of Shares shall permit the Transfer of securities or other ownership interests in itself or any entity which directly or indirectly controls such Stockholder and the assets of which are comprised solely or primarily of the equity interests of such Stockholder (an "Indirect Transfer") unless such Indirect Transfer would constitute an Exempt Transfer if it were a Transfer of an interest in Shares, without first complying with the provisions of Sections 4.1, 4.2, 4.5 and 4.7, which provisions shall be deemed to apply to any Indirect Transfer as if it were a Transfer of Shares.

          (b)  Promptly after making any Transfer of any Shares (other than in connection with a Public Sale or a Sale of the Company), the transferring Stockholder shall deliver a written notice (the "Transfer Notice") to the Company. The Transfer Notice shall disclose in reasonable detail the Shares transferred.

          (c)  The Company shall not repurchase any Shares from any Stockholder other than pursuant to Section 4.5 or 4.6 unless it simultaneously offers to purchase Shares on the same terms and conditions pro rata from all other Stockholders in accordance with their holdings of Shares.

        Section 4.2.    Permitted Transfers.

          (a)  The restrictions contained in Section 4.1(a) shall not apply to any Transfer of Shares by any Stockholder (i) to its Affiliates (excluding for this purpose any Transfer (A) prior to the consummation of the IPO to an Affiliate which is not a Financial Services Company or (B) prior to the consummation of the IPO (unless in contemplation of the IPO or a Sale of the Company) to any Person who is an Affiliate of such Stockholder solely by virtue of the second sentence of the definition of "Affiliate" set forth in Appendix A hereto), (ii) in a sale to the public pursuant to an offering registered under the Securities Act, (iii) in a Sale of the Company, (iv) from and after the third anniversary of the Closing (provided that the IPO has not occurred by such third anniversary), to any Person that is not an Affiliate of such Stockholder following compliance with Section 4.5, provided that, in the case of this clause (iv), no Stockholder shall be permitted to Transfer (A) more than 15% of its Initial Ownership or (B) Shares to any Person actively engaged in the chemical industry or (v) to the Company pursuant to Section 4.5 or 4.6 (each of the foregoing in this subsection (a), an "Exempt Transfer").

          (b)  Except in connection with a sale to the public pursuant to an offering registered under the Securities Act or a Sale of the Company, any Transferee of Shares who is not a Stockholder shall upon consummation of, and as a condition to, such Transfer execute and deliver to the Company (which the Company shall then deliver to all Stockholders) an agreement pursuant to which it agrees to be bound by the terms of this Agreement to the same extent as the Transferor of such Shares; provided that no Transferee of AEA or its Affiliates, DLJMB or its Affiliates or DB or its Affiliates, shall be entitled to the rights granted to AEA, DLJMB or DB under Sections 3.2, 3.3, 3.4, 3.6, 3.8 or 3.10 except, (i) in the case of DLJMB and its Affiliates, as provided in the definition of DLJMB or with respect to Transfers to Persons (excluding, prior to the IPO, Persons who are not Financial Service Companies) controlled by Credit Suisse Group or investment funds affiliated with Credit Suisse Group, (ii) in the case of AEA and its Affiliates, with respect to Transfers to Persons (excluding, prior to the IPO, Persons which are not Financial Services Companies) controlled by AEA Investors, Inc. and (iii) in the case of DB and its Affiliates, with respect to Transfers to Persons (excluding, prior to the IPO, Persons which are not Financial Services Companies) controlled by DB or its Affiliates.

          (c)  Any Transfer or attempted Transfer of Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Shares as the owner of such Shares for any purpose.

          (d)  Each Stockholder understands and agrees that the Shares purchased pursuant to this Agreement have not been registered under the Securities Act and are restricted securities under such Act and the rules and regulations promulgated thereunder. Each Stockholder agrees that it shall not Transfer any Shares (or solicit any offers in respect of any Transfer of any Shares), except in compliance with the Securities Act, any other applicable securities or "blue sky" laws, and the terms and conditions of this Agreement.

          (e)  Notwithstanding anything to the contrary set forth in this Section 4.2 or in the definitions of "Affiliate" and "DLJMB", during the period from the date that is 18 months after the date of this Agreement until the consummation of an IPO, none of DB, AEA or the Primary DLJMB Fund shall be permitted to Transfer its Shares to another Affiliate of DB, AEA or DLJMB, as the case may be, if such Transfer effectively enables the unaffiliated third party investors in DB, AEA or the Primary DLJMB Fund, as the case may be, to realize any proceeds in circumvention of the provisions of Sections 4.1, 4.2, 4.4, 4.5 and 6.8 of this Agreement (any such Transfer, a "Non-Compliant Transfer"); provided that, notwithstanding this Section 4.2(e), each of DB, AEA and the Primary DLJMB Fund may, prior to the consummation of the IPO effect one (and not more than one) Non-Compliant Transfer of its Shares to a Person who is an Affiliate of DB, AEA or DLJMB, as the case may be by virtue of the first sentence of the definition of "Affiliate" set forth in Appendix A hereto; provided that such Affiliate is not funded, directly or indirectly, in whole or in part, by unaffiliated third party investors.

        Section 4.3.    Legends.    (a) The parties hereby acknowledge and agree that, so long as such restriction is applicable hereunder or by law, each of the certificates representing the Shares shall be subject to stop transfer instructions and shall include the following legend:

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE SHARES ARE SUBJECT TO CERTAIN LIMITATIONS ON TRANSFER AND TO CERTAIN VOTING AGREEMENTS AND OBLIGATIONS AS ARE SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 28, 2000, BY AND AMONG PMD GROUP HOLDINGS INC., PMD INVESTORS I LLC, PMD INVESTORS II LLC, DLJMB FUNDING III, INC. AND DB CAPITAL/PMD INVESTORS LLC, INCLUDING, BUT NOT LIMITED TO, RESTRICTIONS ON THEIR SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION AND VOTING OBLIGATIONS TO EFFECT CERTAIN TRANSACTIONS. A COPY OF SUCH AGREEMENT IS ON FILE WITH THE SECRETARY OF PMD GROUP HOLDINGS INC. SUCH TRANSFER RESTRICTIONS AND VOTING OBLIGATIONS SHALL BE BINDING ON FUTURE TRANSFEREES AND HOLDERS.

          (b)  If any Registrable Securities shall be registered pursuant to this Agreement or otherwise, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such securities without the first sentence of the legend required by Section 4.3(a) endorsed thereon. If any Shares cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such securities without either the second and third sentences of the legend required by Section 4.3(a) endorsed thereon.

        Section 4.4.    Sale of the Company; Initial Public Offering.

          (a)  Notwithstanding any provision to the contrary contained herein, (i) on or prior to the third anniversary of the Closing, both AEA and DLJMB acting together, (ii) after the third anniversary of the Closing, either AEA or DLJMB and (iii) after the eighth anniversary of the Closing, DB (each, a "Sale Stockholder" and collectively, the "Sale Stockholders"), may require that the Company enter into a recapitalization, Sale of the Company or Qualified Public Offering (each an "Exit Event") by providing written notice of such request (an "Exit Notice") to the Company and the other Stockholders, which Exit Notice shall describe the type of Exit Event so requested; provided that if the Company chooses to exercise its right to purchase the Shares owned by DB pursuant to Section 4.6, no effect shall be given to any Exit Notice delivered by DB. Notwithstanding the foregoing, no Sale Stockholder other than DB shall have any rights under this Section 4.4 if such Sale Stockholder, together with its Affiliates, does not then hold at least 20% of the issued and outstanding Shares. Upon delivery of an Exit Notice, the Board of Directors will take such actions as is necessary to accomplish the Exit Event specified therein as soon as is reasonably practicable (but in any event within twelve months of the date of the first such Exit Notice). Notwithstanding anything to the contrary set forth herein, nothing in this Section 4.4 shall be deemed to limit the Directors' fiduciary obligations to the stockholders of the Company or compel any Director to act in violation of such fiduciary duty.

          (b)  If the Board receives more than one Exit Notice in accordance with Section 4.4(a) above, and such Exit Notices contain proposals for more than one type of Exit Event, such Exit Events will be prioritized by their respective liquidity levels (i.e., a Sale of the Company would take priority over a Qualified Public Offering) unless, in the discretion of the Board of Directors, a lower liquidity transaction would produce a per Share valuation substantially higher than that anticipated in the higher liquidity transaction.

          (c)  If the Exit Event is to be a Sale of the Company, the Board of Directors will determine, in its sole discretion, (1) whether the Sale of the Company should be pursuant to a merger, sale of stock, sale of assets or otherwise, (2) whether to conduct a public auction or privately negotiated sale, and (3) whether to employ one or more professional firms to assist the Board of Directors in accomplishing the Sale of the Company.

          (d)  Once an Exit Notice has been provided, each Stockholder agrees, subject to Section 4.4(c), to take such action as is necessary to cause any Director designated solely by it to vote in favor of the proposed Exit Event, including, without limitation, removing Directors who will not take such actions as a Director to authorize and approve such Exit Event and electing directors who will take such actions as a Director to authorize and approve such Exit Event.

          (e)  Upon the Board of Directors' approval of a Sale of the Company requested pursuant to an Exit Notice in accordance with Section 4.4(a) (an "Approved Sale"), each Stockholder agrees to consent to and raise no objections to the Approved Sale. If the Approved Sale is structured as a merger or consolidation, each of the Stockholders agrees to waive any dissenter rights, appraisal rights or similar rights in connection with such merger or consolidation on the terms and conditions approved by the Board of Directors. If the Approved Sale is structured as a sale of stock (whether by merger, consolidation, reorganization or otherwise), each Stockholder agrees to sell all of its Shares and rights to acquire Shares on the terms and conditions approved by the Board of Directors; provided, that the terms of any Sale of the Company shall be terms that (i) are identical for all holders of Common Stock (it being understood that no Stockholder shall be required to enter into any non-competition, non-solicitation or similar agreement without its written consent), (ii) impose any escrow, indemnity or other similar obligations entered into in connection with such Sale of the Company ratably on the Stockholders in accordance with their ownership of Common Stock, (iii) provide that any indemnity obligation of any Stockholder shall not exceed the aggregate proceeds received (net of taxes) by such Stockholder in the Sale of the Company, and (iv) other than acquisition advisory fees provided for in Sections 3.6 and 3.8, do not provide for any control premium or other additional consideration to be paid to any Stockholder or its Affiliates that is not shared by all other Stockholders ratably, based upon their ownership of Common Stock. If the Approved Sale is structured as a sale of assets, each of the Stockholders agrees to take all actions necessary to cause a liquidation of the Company following the consummation of such Approved Sale on the terms and conditions approved by the Board of Directors.

          (f)    In the event of a sale or exchange by the holders of Shares of all or substantially all of the issued and outstanding Shares (whether by sale, merger, recapitalization, reorganization, consolidation, combination or otherwise), each holder of Shares shall receive consideration for the Shares held by such holder in the same proportion of the aggregate consideration from such sale or exchange that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Certificate of Incorporation as in effect immediately prior to such sale or exchange.

          (g)  The Company or the acquiring party, as the case may be, shall pay the costs of any sale of Shares pursuant to an Approved Sale.

        Section 4.5.    Right of First Offer.

          (a)  If, (i) at any time prior to the IPO, any Stockholder desires to Transfer, pursuant to clause (iv) of Section 4.2(a), any Shares or (ii) at any time after the date that is 18 months after the IPO, AEA or DLJMB desires to Transfer in any sale or series of related sales (other than pursuant to a Public Sale) Shares representing in excess of 30% of its Initial Ownership, in each case to any Person that is not an Affiliate, such Stockholder (the "Seller") shall give notice (an "Offer Notice") to each of the other Stockholders or, in the case of a Transfer described in clause (ii), DLJMB or AEA, as applicable, and DB (the "Non-Selling Stockholders") and to the Company that such Seller desires to make such a Transfer (a "Sale"). The Offer Notice shall set forth the number and kind of Shares proposed to be Transferred by the Seller (the "Offered Securities"), the purchase price per Share that such Seller proposes to be paid for such Offered Securities (the "Offer Price") and any other material terms sought by the Seller. The restrictions contained in clause (ii) of the immediately preceding sentence shall apply only to AEA, DLJMB and any Person who is an Affiliate of AEA or DLJMB by virtue of the first sentence of the definition of "Affiliate" set forth in Appendix A to whom AEA or DLJMB Transfers Shares.

          (b)  The giving of an Offer Notice to the Non-Selling Stockholders and the Company shall constitute an offer (the "Offer") by such Seller to Transfer the Offered Securities to such Non-Selling Stockholders (and in the case of an Offer made prior to the IPO, thereafter to the Company as provided herein) for cash at the Offer Price and on the other terms set forth in the Offer Notice. Each Non-Selling Stockholder receiving such Offer Notice shall have a 20-day period (the "Offer Period") in which to accept such Offer as to all or any portion of the Offered Securities by giving a notice of acceptance to such Seller (together with a copy thereof to the Company) prior to the expiration of such Offer Period; provided that, if the Offer is oversubscribed, the number of Offered Securities allocated to each Non-Selling Stockholder (the "Pro Rata Portion") shall be equal to the lesser of (x) the number of Shares with respect to which such Non-Selling Stockholder has accepted the Offer and (y) the pro rata portion allocable to such Non-Selling Stockholder on the basis of the relative number of Shares held on the date of the Offer Notice by such Non-Selling Stockholder among all Non-Selling Stockholders accepting the Offer. If any Non-Selling Stockholders fail to notify the Seller and the Company of their acceptance of the Offer prior to the expiration of the Offer Period, they shall be deemed to have declined such Offer. If any Non-Selling Stockholders decline (or are deemed to decline) such Offer with respect to all or any portion of the Offered Securities, the Seller shall immediately notify the Company thereof. The Company shall then, in the case of an Offer made prior to the IPO, be entitled to accept the Offer with respect to the number of Offered Securities that such Non-Selling Stockholders have elected not to purchase by giving notice of acceptance to such Seller and the Non-Selling Stockholders who have accepted such Offer within five Business Days of the expiration of the Offer Period.

          (c)  If the Non-Selling Stockholders and/or in the case of an Offer made prior to the IPO, the Company, elect to purchase all, but not less than all, of the Offered Securities, the Non-Selling Stockholders that have accepted the Offer and/or the Company, as the case may be, shall purchase and pay, by wire transfer of immediately available funds, for all such Offered Securities within 10 Business Days after the date on which all such Offered Securities have been accepted; provided that if the Transfer of such Offered Securities is subject to any prior regulatory approval, subject to clause (iii) of Section 4.5(d) below, the time period during which such Transfer may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional 90 days.

          (d)  Upon the earlier to occur of (i) full rejection of the Offer by all recipients thereof, (ii) the expiration of the five Business Day period after the Offer Period without Non-Selling Stockholders and/or in the case of an Offer made prior to the IPO, the Company, electing to purchase all, but not less than all, of the Offered Securities and (iii) the failure to obtain any required consent or regulatory approval for the purchase of all of the Offered Securities by the Non-Selling Stockholders and/or the Company within 90 days of full acceptance of the Offer, the Seller shall have a 180-day period during which to effect a Transfer of any or all of the Offered Securities on terms and conditions (other than price) that are substantially the same or more favorable in the aggregate (as to the Seller) as those set forth in the Offer Notice (which terms and conditions shall require any Person receiving Shares pursuant to such Transfer to become a party to this Agreement) at a price that is not less than 95% of the Offer Price, provided that, if the Transfer is subject to regulatory approval, such 180-day period shall be extended until the expiration of five Business Days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional 150 days. If the Seller does not consummate the Transfer of the Offered Securities in accordance with the foregoing time limitations, then the right of the Seller to effect the Transfer of such Offered Securities pursuant to Section 4.5(d) shall terminate and the Seller shall again comply with the procedures set forth in this Section 4.5 with respect to any proposed Transfer described in Section 4.5(a).

          (e)  If the purchase price specified in the Offer Notice includes any consideration other than cash, the fair market value of any non-cash consideration shall be determined in the following manner:

            (i)    The fair market value of securities which are publicly traded shall be deemed to be the average of the daily closing prices of such securities for the five consecutive trading days immediately prior to the date of the Offer Notice; and

            (ii)  The fair market value of any other consideration shall be determined by the good faith agreement of the parties or, if the parties are unable to agree, by an appropriate expert mutually selected by the parties.

        Section 4.6.    Call Right.

          (a)  If DB delivers an Exit Notice pursuant to Section 4.4, the Company shall have the right, exercisable by delivery to DB of a notice of exercise within 45 days of receipt of an Exit Notice from DB, to purchase all of the Shares owned by DB (the "DB Shares") at a price equal to 85% of the fair market value of the DB Shares as determined pursuant to Section 4.6(b).

          (b)  Within 90 days of receipt of an Exit Notice from DB, each of DB and the Company shall calculate in good faith, and furnish to the other, the fair market value of the DB Shares. The fair market value of the DB Shares shall be determined by reference to the pro rata portion which is attributable to the DB Shares of the aggregate value of all Shares after giving effect to an Exit Event of the type specified in DB's Exit Notice, without regard to any minority discount. For the ensuing 45 day period, DB and the Company shall negotiate in good faith to determine a mutually agreeable fair market value. If such differences are not so reconciled, the Company and DB agree to submit their disagreement (including each of their final calculations of the fair market value of the DB Shares (each such final calculation constituting an "Appraised Value")) to a nationally recognized investment bank not an Affiliate of any Stockholder (the "Arbiter"). If the Company and DB cannot agree on the selection of the investment bank to act as Arbiter, either the Company or DB may request the American Arbitration Association to appoint such investment bank and such appointment shall be final and binding. Promptly, but no later than 45 days after its acceptance of its appointment as Arbiter, the Arbiter shall promptly calculate the fair market value of the DB Shares, which calculation shall also be deemed to be an Appraised Value. Of the three Appraised Values, the one that is the furthest from the middle Appraised Value shall be discarded, and the fair market value shall be the average of the two remaining Appraised Values. If the difference between the middle Appraised Value and the highest Appraised Value is identical to the difference between the middle Appraised Value and the lowest Appraised Value, the fair market value shall be equal to the middle Appraised Value. The fees and disbursements of the Arbiter shall be borne by the party, if any, whose calculation of Appraised Value shall have been discarded by the Arbiter or, if none or if the Arbiter's calculation of Appraised Value shall have been discarded, equally by DB and the Company.

        Section 4.7.    Termination of Restrictions.    The restrictions set forth in Sections 4.1, 4.2 and 4.3 shall continue with respect to each Share held by a Stockholder until the earlier of (i) the consummation of a Sale of the Company, (ii) the 18th monthly anniversary of the consummation of the IPO, or (iii) the tenth anniversary of this Agreement. The restrictions set forth in Sections 4.4, 4.5 and 4.6 shall continue with respect to each Share held by a Stockholder until the earlier of (i) the consummation of a Sale of the Company, (ii) the IPO (except with respect to those provisions of Section 4.5 which explicitly survive the IPO), or (iii) the tenth anniversary of this Agreement.

ARTICLE V
REGISTRATION RIGHTS

        Section 5.1.    Demand Registrations.

        (a)    Requests for Registration.    Subject to Sections 5.1(c), at any time after the consummation of the IPO, each of the AEA Group and the DLJMB Group shall have the right to make four requests, in each case, for registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration or, if available, on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations"). Subject to Section 5.1(c), the DB Group shall have the right to make two requests for registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration or, if available, on any Short-Form Registration which requests may be made (i) if the IPO shall have occurred on or prior to the first anniversary of the Closing, commencing 36 months after the IPO, (ii) if the IPO shall have occurred after the first anniversary of the Closing and on or prior to the second anniversary of the Closing, commencing 30 months after the IPO, (iii) if the IPO shall have occurred after the second anniversary of the Closing and on or prior to the third anniversary of the Closing, commencing 24 months after the IPO, (iv) if the IPO shall have occurred after the third anniversary of the Closing and on or prior to the fourth anniversary of the Closing, commencing 18 months after the IPO and (v) if the IPO shall have occurred after the fourth anniversary of the Closing, commencing 12 months after the IPO; provided that if, in contemplation of or after the consummation of the IPO but before the DB Group may otherwise make a request for a Demand Registration, any of PMD I, PMD II or DLJMB (or, in the case of DLJMB, the Primary DLJMB Fund) shall have Transferred its Shares to Persons who are its Affiliates solely pursuant to the second sentence of the definition of "Affiliate", then the DB Group's rights to request a Demand Registration shall become effective on the date that is the earlier to occur of (A) the date specified in clauses (i) through (v), inclusive, of this sentence (in each case, to the extent applicable by its terms) and (B) the later to occur of (x) the 18th monthly anniversary of the consummation of the IPO or (y) the date of such Transfer; provided further that if after the consummation of the IPO but before the DB Group may otherwise make a request for a Demand Registration, AEA or DLJMB shall Transfer Shares pursuant to Section 4.5(d), then the DB Group's right to request a Demand Registration shall become effective on the date that is the earlier to occur of (A) the date specified in clauses (i) through (v), inclusive, of this sentence (in each case, to the extent applicable by its terms) and (B) immediately after the consummation of such Transfer. Any request made pursuant to this Section 5.1(a) for a Demand Registration (as defined below) shall not be permitted unless such request includes Registrable Securities which (A) have an estimated value of no less than $25 million and (B) represent at least 3% of the then outstanding Registrable Securities. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company will give written notice of such requested registration to all other Stockholders holding Registrable Securities and will include in such registration all Registrable Securities with respect to which the Company has received from Stockholders written requests for inclusion therein within 15 days after receipt of the Company's notice. All registrations requested pursuant to this Section 5.1(a) are referred to herein as "Demand Registrations." Any request which may be made by the AEA Group pursuant to this Section 5.1(a) may be made by AEA Investors, Inc. or any other entity wholly owned by AEA Investors, Inc. on behalf of the members of the AEA Group.

        (b)    Short-Form Registrations.    Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

        (c)    Restrictions on Demand Registrations.    The Company will not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration. The

Company may postpone for up to six months the filing or the effectiveness of a registration statement for a Demand Registration if the Board of Directors determines, in its good faith judgment, that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction, or would require disclosure of events or matters that the Board of Directors concludes, in its good faith judgment, that it would not be in the best interests of the Company to disclose; provided, that, in each such event, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration hereunder and the Company will pay all Registration Expenses in connection with such request; provided further that the Company shall not be entitled to exercise its rights under this section more than once with respect to any particular Demand Registration or for more than 180 days in any twelve consecutive month period.

        (d)    Priority on Demand Registrations.    The Company will not include in any Demand Registration any securities which are not Registrable Securities held by the Stockholders without the prior written consent of the holders of a majority of the Registrable Securities held by Stockholders and included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities held by the Stockholders and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities owned by Stockholders, the number of shares of Registrable Securities requested to be included in such registration by any Stockholders, pro rata among the respective Stockholders on the basis of the number of shares of Registrable Securities owned by each such Stockholder.

        (e)    Selection of Underwriters.    Subject to Section 3.8, the Company will have the right to select the managing underwriters to administer the offering, who shall be of national prominence and reasonably acceptable to the Person requesting the Demand Registration and to the holders of a majority of Registrable Securities held by Stockholders and included in such Demand Registration.

        (f)    Other Registration Rights.    Except as provided in this Agreement, the Company will not grant to any Persons the right to request or require the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities without the prior written consent of the Stockholders holding a majority of the Registrable Securities then held by all Stockholders.

        Section 5.2.    Piggyback Registrations.

        (a)    Right to Piggyback.    Whenever the Company proposes to register any of its equity securities under the Securities Act (other than (x) in connection with an Exit Event, (y) the IPO or (z) a registration on Form S-4 or Form S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), whether or not for sale for its own account, the Company will give prompt written notice to all Stockholders holding Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities held by Stockholders with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

        (b)    Priority on Primary Registrations.    If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range reasonably acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell,

(ii) second, the Registrable Securities requested to be included in such registration by any Stockholders, pro rata among the respective Stockholders on the basis of the number of Registrable Securities owned by each such Stockholder and (ii) third, other securities requested to be included in such registration.

        (c)    Priority on Secondary Registrations.    If a Piggyback Registration is an underwritten secondary registration on behalf of current or prospective holders of the Company's securities (other than a Demand Registration, for which priorities are specified in Section 5.1(d)), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range reasonably acceptable to such holders, the Company will include in such registration (i) first, the Registrable Securities requested to be included in such registration by any Stockholders or any other holders of Registrable Securities who may have been granted pro rata registration rights pursuant to Section 5.1(f), pro rata among the respective Stockholders and such other holders on the basis of the number of Registrable Securities owned by each such Stockholder or other holder and (ii) second, other securities requested to be included in such registration.

        Section 5.3.    Holdback Agreements.

        (a)    If requested in writing by the Company (provided, that, notwithstanding anything in Section 3.2(c) to the contrary, any determination made by the Company pursuant to this Section 5.3 shall be effective if made by the affirmative vote of a majority of the members of the Board of Directors present at a meeting at which a quorum is present) or the managing underwriters, if any, of any registration effected pursuant to Section 5.1 or 5.2, each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the time period reasonably requested by the managing underwriters, not to exceed fourteen days prior to and the 180 day period beginning on the effective date of any underwritten Demand Registration, any underwritten Piggyback Registration or other underwritten registration by the Company of its securities (except as part of such underwritten registration).

        (b)    If requested in writing by the managing underwriters of any registration effected pursuant to Section 5.1 or 5.2, the Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the time period reasonably requested by the managing underwriters, not to exceed fourteen days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor forms), and (ii) to cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering and other than any Stockholder or their Transferees, except to the extent set forth in Section 5.3(a) or (b)), to so agree.

        (c)    If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 5.1 or Section 5.2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or Form S-8 or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

        Section 5.4.    Registration Procedures.

        Whenever any Stockholders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such

Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

        (a)    prepare and file with the Commission a registration statement with respect to such Registrable Securities and thereafter use its best efforts to cause such registration statement to become effective (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by Stockholders holding a majority of the Registrable Securities held by all Stockholders and covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to review of such counsel);

        (b)    prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than six months (subject to extension pursuant to Section 5.4(e)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

        (c)    furnish to each seller of Registrable Securities and each underwriter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

        (d)    use its best efforts to (A) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller and (B) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

        (e)    notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made and, if the Company shall be required to so notify such sellers, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.4(b)) by the number of days during the period from and including the date of the giving of notice pursuant to this Section 5.4(e) to the date when the Company shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of this Section 5.4(e);

        (f)    use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the Nasdaq National Market;

        (g)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

        (h)    enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Stockholders holding a majority of the Registrable Securities being sold by all Stockholders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

        (i)    upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, make available for inspection by any seller of Registrable Securities to be sold pursuant to such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

        (j)    otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

        (k)    after the filing of the registration statement, (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers of such Registrable Securities set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each such seller holding Registrable Securities covered by such registration statement of any stop order issued or threatened suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction and take all reasonable actions required to prevent the entry of such stop order or promptly to remove it if entered;

        (l)    have its employees and personnel (i) prepare and make presentations at any "road shows" and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the offering, marketing or selling of Registrable Securities in any underwritten offering;

        (m)    furnish to each seller of Registrable Securities to be sold pursuant to such registration statement and to each underwriter, if any, a signed counterpart, addressed to such seller or underwriter, of a cold comfort letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold or the managing underwriter therefor reasonably request;

        (n)    furnish to each seller of Registrable Securities to be sold pursuant to such registration statement and to each underwriter, if any, a signed counterpart, addressed to such seller or underwriter, of a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included herein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

        The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish in writing to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

        Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each seller of Registrable Securities to be sold pursuant to such registration statement shall agree in the confidentiality agreement referred to in Section 5.4(i) that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in any securities of the Company or any of its subsidiaries unless and until such information is made generally available to the public. Each such seller shall further agree therein that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

        Each seller of Registrable Securities to be sold pursuant to such registration statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.4(e), such seller shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.4(e), and, if so directed by the Company, such seller shall deliver to the Company all copies, other than any permanent file copies then in such seller's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

        Section 5.5.    Registration Expenses.

        (a)    The Company shall pay all Registration Expenses relating to any registration of Registrable Securities held by Stockholders hereunder. "Registration Expenses" shall mean any and all fees and expenses incident to the Company's performance of or compliance with this Article V, including, without limitation: (i) Commission, stock exchange or National Association of Securities Dealers, Inc.

registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the Nasdaq National Market, (ii) fees and expenses of compliance with state securities or "blue sky" laws and in connection with the preparation of a "blue sky" survey, including, without limitation, reasonable fees and expenses of blue sky counsel, (iii) security engraving and printing expenses, (iv) messenger and delivery expenses, (v) reasonable fees and disbursements of counsel for the Company, (vi) with respect to each registration, reasonable fees and disbursements of one counsel for the selling holders of Registrable Securities (selected by the holders making the Demand Registration request, in the case of a registration pursuant to Section 5.1, and selected by the holders of a majority of the Registrable Securities held by Stockholders and included in such registration, in the case of a registration pursuant to Section 5.2) as well as of one local counsel, (vii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and fees and expenses of other persons, including special experts, retained by the Company, (viii) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (ix) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (x) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any "qualified independent underwriter," including the fees and expenses of any counsel thereto, (xi) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities (but excluding underwriting fees, discounts and commissions and fees and expenses of underwriter's counsel), (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any "blue sky" or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents' and registrars' fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any "road shows" undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 5.5(a)(xiii). Except as set forth in clause (vi) above, Registration Expenses shall not include any out-of-pocket expenses of the Stockholders.

        (b)    Notwithstanding the foregoing, (i) the provisions of this Section 5.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state in which the offering is made and (ii) in connection with any registration hereunder, each holder of Registrable Securities being registered shall pay all underwriting fees, discounts and commissions and transfer taxes, if any, attributable to the Registrable Securities included in the offering by such holder and its pro rata share (based on the Registrable Securities sold by it) of the fees and expenses of underwriter's counsel.

        Section 5.6.    Indemnification.

        (a)    The Company agrees to indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, its officers, directors, employees, partners and agents and each Person who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act) against any losses, claims, damages, liabilities, joint or several, to which such holder or any such director, officer, employee, partner or agent or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained (A) in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (B) in any application or other document or communication (in this Section 5.6 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the "blue sky" or securities laws thereof, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, employee, partner or agent and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

        (b)    In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and documents as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and such holder will reimburse the Company and each such director, officer and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, but in each case such holder shall have obligations under this Section 5.6(b) only to the extent that (i) such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein or (ii) any loss, claim, damage or liability described in this Section 5.6(b) results from the fact that a current copy of the applicable prospectus (with any amendment or supplement thereto) was not sent or given to the Person asserting any such loss, claim, damage or liability at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Stockholder to provide such Person with a current copy of the prospectus (with any amendment or supplement thereto) and such current copy of the prospectus (with any amendment or supplement thereto) would have cured the defect giving rise to such loss, claim, damage, liability or expense; provided that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

        (c)    Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, provided that the failure of any Person so to notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure to notify and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld); provided that without the prior written consent of the indemnified party, no indemnifying party shall effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

        (d)    The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities by any holder thereof. Each indemnifying party also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event such indemnifying party's indemnification is unavailable for any reason.

        Section 5.7.    Participation in Underwritten Registrations.    If requested by the underwriters for any underwritten offering pursuant to a Demand Registration requested under Section 5.1, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be satisfactory in form and substance to the Person who requested such registration and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements. Such underwriting agreement shall also contain such representations, warranties, indemnities and contributions by the participating holders as are customary in agreements of that type. In the case of a registration pursuant to Section 5.2 hereof, if the Company shall have determined to enter into any underwriting agreements in connection therewith, all of the holders' Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Such underwriting agreement shall also contain such representations, warranties, indemnities and contributions by the participating holders as are customary in agreements of that type.

        Section 5.8.    Current Public Information.    At all times after the Company has filed a registration statement with the Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144.

ARTICLE VI
MISCELLANEOUS

        Section 6.1.    Representations and Warranties of the Company.    The Company hereby represents and warrants to the other parties hereto, as of the date hereof and as of the Closing, as follows:

        The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Other than the expiration or early termination of the waiting period (or any extension thereof) of the HSR Act, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to the Company or any material agreement to which the Company is a party. The total number of issued and outstanding shares of equity securities of the Company of any class, as of the date hereof, are the Shares listed on Schedule 6.1 and, immediately following the Closing, shall be the Shares listed on Schedule 6.1 together with the Shares issued to the Stockholders pursuant to Section 2.1 and any Company Securities issued to Company management or in connection with the financings and borrowings described in Section 6.7(c).    The Shares issued to each of AEA, DLJMB and DB pursuant to Section 2.1 shall, upon issuance, be duly authorized and validly issued, fully paid and nonassessable and issued in compliance with all applicable law and regulations and shall not be subject to any preemptive rights.

        Section 6.2.    Representations and Warranties of AEA.    Each of PMD I and PMD II hereby represents and warrants to the other parties hereto, as of the date hereof and as of the Closing, as follows:

        Each of PMD I and PMD II has all requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by each of PMD I and PMD II of this Agreement and the consummation by each of PMD I and PMD II of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company or other organizational action on the part of each of PMD I and PMD II. This Agreement has been duly executed and delivered by each of PMD I and PMD II and constitutes a valid and binding obligation of each of PMD I and PMD II enforceable against each of PMD I and PMD II in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Other than the expiration or early termination of the waiting period (or any extension thereof) of the HSR Act, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, PMD I or PMD II in connection with the execution and delivery by each of PMD I and PMD II of this Agreement or the consummation by each of PMD I and PMD II of the transactions contemplated by this Agreement. The execution and delivery by each of PMD I and PMD II of this Agreement and the consummation by PMD I or PMD II of the transactions contemplated hereby does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to PMD I or PMD II or any material agreement to which PMD I or PMD II is a party.

        Section 6.3.    Representations and Warranties of DLJMB.    Each of the Persons comprising DLJMB (each a "DLJ Fund") severally as to itself only and not jointly as to any other Stockholder hereby represents and warrants to the other parties, as of the date hereof and as of the Closing, as follows:

        Such DLJ Fund has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by it of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate or other organizational action on the part of such DLJ Fund. This Agreement has been duly executed and delivered by such DLJ Fund and constitutes a valid and binding obligation of such DLJ Fund enforceable against such DLJ Fund in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Other than the expiration or early termination of the waiting period (or any extension thereof) of the HSR Act, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, such DLJ Fund in connection with the execution and delivery of this Agreement by such DLJ Fund or the consummation by such DLJ Fund of the transactions contemplated hereby. The execution and delivery by such DLJ Fund of this Agreement and the consummation by such DLJ Fund of the transactions contemplated hereby does not conflict with, or result in a breach of, any law or regularities of any governmental authority applicable to such DLJ Fund or any material agreement to which such DLJ Fund is a party.

        Section 6.4.    Representations and Warranties of DB.    DB for itself severally and not jointly hereby represents and warrants to the other parties, as of the date hereof and as of the Closing, as follows:

        DB has all requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by it of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary limited liability company or other organizational action on the part of DB. This Agreement has been duly executed and delivered by DB and constitutes a valid and binding obligation of DB enforceable against DB in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Other than the expiration or early termination of the waiting period (or any extension thereof) of the HSR Act, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, DB in connection with the execution and delivery of this Agreement by DB or the consummation by DB of the transactions contemplated hereby. The execution and delivery by DB of this Agreement and the consummation by DB of the transactions contemplated hereby does not conflict with, or result in a breach of, any law or regularities of any governmental authority applicable to DB or any material agreement to which DB is a party.

        Section 6.5.    Financial Statements and Other Information    (a)    The Company shall deliver to each Stockholder who beneficially owns in the aggregate at least 5% of the Shares then outstanding on a fully diluted basis (excluding stock options):

            (i)    within 45 days after the end of each of the first three quarterly accounting periods in each fiscal year, unaudited consolidated statements of income and cash flows of the Company for such fiscal quarter, and unaudited consolidated balance sheets of the Company as of the end of such fiscal quarter, setting forth in each case comparisons to the same quarter of the preceding fiscal year, all prepared in accordance with GAAP, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments; and

            (ii)    within 90 days after the end of each fiscal year, audited consolidated statements of income and cash flows of the Company for such fiscal year, and consolidated balance sheets of the Company as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with GAAP, consistently applied, and accompanied by, with respect to the consolidated portions of such statements, an opinion of an independent accounting firm.

          (b)    Each Stockholder agrees that any non-public information which they may receive relating to the Company (the "Confidential Information") will be held strictly confidential and will not be disclosed by it to any Person without the express written permission of the Company, provided, however, that the Confidential Information may be disclosed (i) in the event of any compulsory legal process or compliance with any law, regulation, subpoena or other legal process or in connection with any filings that the Stockholder may be required to make with any regulator, provided, however, that, in the event of compulsory legal process, each Stockholder agrees to give each other Stockholder and the Company prompt notice thereof and to cooperate with the Company and Stockholders in securing a protective order in the event of compulsory disclosure and that any disclosure made pursuant to public filings shall be subject to the prior reasonable review of the Company and Stockholders (ii) to any foreign or domestic governmental or quasi-governmental regulatory authority, including without limitation, the Federal Reserve Bank of New York or any stock exchange or other self-regulatory organization having jurisdiction over such party and (iii) to each Stockholder's or its Affiliates officers, directors, employees, partners, accountants, lawyers and other professional advisors for use relating solely to management of the investment or administrative purposes with respect to such Stockholder.

          (c)    As and when prepared from time to time by the Company, the Company shall deliver to any Stockholder who beneficially owns in the aggregate at least 5% of the Shares then outstanding on a fully diluted basis (excluding stock options) from time to time monthly income statements, balance sheets and cash flow statements for the Company and its Subsidiaries.

        Section 6.6.    Pre-Emptive Rights.    Prior to the occurrence of an IPO, in the event that the Company desires to issue to any Person that is then a Stockholder any Company Securities in an offering or placement that is not required to be registered under the Securities Act (a "Private Offering"), the Company must first offer to sell such securities proposed to be issued in such Private Offering in accordance with this Section 6.6 on the same terms and conditions as the sale of such securities in such proposed Private Offering.

        The offer (the "Pre-emptive Right Notice") shall be made by the Company to each Stockholder, and shall be dated, shall be in writing and shall set forth the terms of the proposed Private Offering, including, but not limited to, the consideration to be paid, and all other terms and conditions related to the proposed Private Offering.

        From and after the time that the Stockholders receive the Pre-emptive Right Notice, each Stockholder shall have the right, exercisable by giving written notice to the Company of such

Stockholder's intent to exercise such right within 10 Business Days of the Pre-emptive Right Notice, to subscribe for and purchase up to the number of securities subject to the Pre-emptive Right Notice, on the terms set forth in the Pre-emptive Right Notice, such that, after giving effect to the issuance of securities subject to the Pre-emptive Right Notice and the exercise of the rights of each Stockholder set forth in this Section 6.6 (including, for the purpose of this calculation, the issuance of Company Securities upon conversion, exchange or exercise of any securities convertible, exchangeable or exercisable into Company Securities to be issued in such Private Offering), the Company Securities owned by such Stockholder shall represent the same percentage of the Company Securities owned by all Stockholders as that owned by such Stockholder prior to the consummation of such Private Offering. If any Stockholder fails to give written notice of such Stockholder's election to exercise the rights of such Stockholder set forth in this Section 6.6 within 10 Business Days of the date of Pre-emptive Right Notice, such Stockholder shall be deemed to have waived the rights granted to such Stockholder under this Section 6.6 with respect to the securities so offered under such Pre-emptive Right Notice.

        Each Stockholder that has exercised its rights to purchase securities pursuant to this Section 6.6 shall, within 10 Business Days from the date of the Pre-emptive Right Notice (such period to be extended as may be required in order for necessary regulatory approvals to be obtained), purchase the securities subject to the Pre-emptive Right Notice in accordance with the terms of this Section 6.6.

        Notwithstanding the foregoing, the rights provided for in this Section 6.6 shall not apply (i) to any issuance to employees, directors or consultants of the Company or any Subsidiary of securities or options to purchase securities under an employee stock purchase plan or employee benefits plan adopted by the Board of Directors (including upon the exercise of any such stock options), (ii) to any dividend paid in securities to all holders of Shares or any subdivision or combination of securities, (iii) to the issuance of securities in consideration for any bona fide, arm's length acquisition by the Company and (iv) the issuance of equity or equity equivalents as ancillary parts of a bona fide, arm's length debt financing transaction.

        Section 6.7.    Conditions Precedent.    The obligations of each of AEA, DLJMB and DB to subscribe for and purchase the Shares pursuant to Section 2.1 are subject to the satisfaction of each of the following conditions:

          (a)    PMD Group, Inc. and The B.F. Goodrich Company shall have entered into the Purchase Agreement and the Purchase Agreement shall not have been amended, waived or otherwise modified (excluding immaterial amendments, waivers and modifications) without the written consent of AEA, DLJMB and DB;

          (b)    each of the conditions set forth in Article VI of the Purchase Agreement shall have been satisfied in the reasonable opinion of a majority of AEA, DLJMB and DB (with each such entity having one vote), and each of the agreements and other documents set forth in Section 10.1 of the Purchase Agreement shall have been delivered to the Company, in each case at or prior to the Closing thereunder unless waived by the Company with the prior written consent of each of AEA, DLJMB and DB;

          (c)    the Closing and the transactions, financings or borrowings contemplated to occur thereat, and the purchase of the Shares by each of AEA, DLJMB and DB pursuant to Section 2.1, shall be consummated substantially simultaneously and such transactions, financings and borrowings shall be consummated on substantially the terms set forth on the Commitment Letters (as defined in the Purchase Agreement) in the reasonable opinion of a majority of AEA, DLJMB and DB (with each such entity having one vote) or shall otherwise be consummated on terms reasonably satisfactory to each of AEA, DLJMB and DB; and

          (d)    the waiting period, if any, applicable to the purchase of Shares hereunder under the HSR Act shall have expired or been terminated.

        Section 6.8.    Tag-Along and Take-Along Rights.    (a) If the IPO does not occur prior to the tenth anniversary of the Closing, any Stockholder who desires to Transfer after the tenth anniversary of the Closing (other than to its Affiliates), directly or indirectly, (i) a number of Shares equal to more than 30% in the aggregate, when cumulated with all other Transfers of Shares by such Stockholder (other than to its Affiliates), of the Shares beneficially owned by it immediately following the Closing (as adjusted for any stock split, stock dividend, reverse stock split, stock combination or reclassification or similar event), or (ii) a number of Shares, that when cumulated with Shares held by any other Stockholder and being Transferred in such Transfer or series of related Transfers and with Shares previously Transferred by any such Stockholder (other than to its Affiliates), exceeds 15% of the outstanding Shares immediately following the Closing (as adjusted for any stock split, stock dividend, reverse stock split, stock combination or reclassification or similar event), shall provide each other Stockholder with reasonable notice of and the opportunity to participate in such Transfer on a pro rata basis relative to the number of Shares then held by such Stockholders on such terms and conditions as are applicable to the Transferring Stockholder.

          (b)    If, after the IPO, AEA and/or DLJMB desires to Transfer (other than to its Affiliates), directly or indirectly, a number of Shares that, when cumulated with Shares being Transferred by AEA and/or DLJMB in such Transfer or series of related Transfers, exceeds 40% of the outstanding Shares and results in any single third party or group of related third parties holding 50% or more of the outstanding Shares, AEA and/or DLJMB shall provide DB with reasonable notice of and the opportunity to, and, at its or their election may require DB to, participate in such Transfer or series of related Transfers on a pro rata basis relative to the number of Shares then held by AEA and/or DLJMB on such terms and conditions as are applicable to AEA and/or DLJMB, as the case may be; provided that DB shall not be required to participate in any Transfer which is not a bona fide arm's length transaction.

ARTICLE VII
GENERAL PROVISIONS

        Section 7.1.    Notices.    Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to the Company:
PMD Group Holdings Inc.
c/o Christine J. Smith, Esq.
PMD Investors I LLC
65 East 55th Street
New York, NY 10022
Facsimile: (212) 888-1459
If to AEA:
Christine J. Smith, Esq.
PMD Investors I LLC
65 East 55th Street
New York, NY 10022
Facsimile: (212) 888-1459

With a copy to:
Sanford Krieger
Fried, Frank, Harris, Shriver & Jacobson
New York, New York 10004
Facsimile: (212) 859-4000
If to DLJMB:
DLJMB Funding III, Inc.
c/o DLJ Merchant Banking Partners
277 Park Avenue
New York, NY 10172
Fax: 212-892-0295
Attention: Ivy Dodes
With a copy to:
Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
Fax: 212-450-3800
Attention: Nancy L. Sanborn
If to DB:
DB Capital/PMD Investors, LLC
c/o DB Capital Partners, Inc.
130 Liberty Street
25th Floor
New York, New York 10006
Attention: William J. Lovejoy
Facsimile: (212) 250-7651
With a copy to:
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
Attention: S. Ward Atterbury
Facsimile: (212) 354-8113

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

        Section 7.2.    Assignment; Binding Effect; Benefit.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except pursuant to a Transfer described in Section 4.2(a)(i) or 4.2(a)(iv) or a Transfer described in the definition of DLJMB. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, (i) recourse for breach of the obligations of any Stockholder under this Agreement will be limited to the Shares it owns from time to time and the proceeds thereof and (ii) nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        Section 7.3.    Entire Agreement.    This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (oral and written) among the parties with respect thereto.

        Section 7.4.    Amendment.    This Agreement may be amended by the parties hereto at any time, provided that no amendment shall be made which by law requires the further approval of stockholders of the Company without obtaining such further approval. This Agreement may not be amended or modified except by an instrument signed by or on behalf of the Company, AEA (or if AEA has distributed to its Affiliates (or disposed of in a similar transaction) its Shares, holders of such disposed Shares representing a majority of the Shares held by the AEA Group), DLJMB (or if DLJMB has Transferred Shares to Affiliates, holders of shares representing a majority of the Shares held by the DLJMB Group) and the holders of a majority of the Shares held by the DB Group.

        Section 7.5.    Governing Law    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Borough of Manhattan in New York City in the State of New York and of the United States of America each located in the State of New York for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such New York courts and agrees not to plead or claim that such litigation brought in any such New York court has been brought in an inconvenient forum.

        Section 7.6.    Counterparts.    This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies of this Agreement, each of which may be signed by less than all of the parties hereto, but together all such copies are signed by all of the parties hereto.

        Section 7.7.    Headings.    Headings of the Certificate and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

        Section 7.8.    Interpretation.    In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, "including" shall mean including, without limitation, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

        Section 7.9.    Incorporation of Exhibits and Schedules.    All exhibits and schedules hereto are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

        Section 7.10.    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        Section 7.11.    Enforcement of Agreement.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York court, this being in addition to any other remedy to which they may be entitled at law or in equity.

        Section 7.12.    Termination.    This entire Agreement will terminate and shall cease to be binding on the parties hereto if the Purchase Agreement is terminated in accordance with its terms prior to Closing. This Agreement will terminate and shall cease to be binding on the parties hereto if the Closing under the Purchase Agreement does not occur prior to 5:00 p.m., New York time on the Full Effectiveness Deadline. Notwithstanding the foregoing, the final sentence of Section 3.7 shall survive the termination of this Agreement. The rights and obligations of any Stockholder under Article V shall terminate and shall cease to be binding on such Stockholder at such time as less than 1% of the then outstanding Shares on a fully diluted basis (excluding stock options) are owned by such Stockholder (together with Persons that received Shares as a distribution or similar disposition from such Stockholder or are Affiliates of such Stockholder).

        IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

PMD GROUP HOLDINGS INC.
By:	/s/ BRIAN R. HOESTEREY
Name:	Brian R. Hoesterey
Title:	Assistant Secretary
PMD INVESTORS I LLC
By:	PMD Investors I LP
By:	AEA PMD Investors Inc., its general partner
By:	/s/ BRIAN R. HOESTEREY
Name:	Brian R. Hoesterey
Title:	Vice President
PMD INVESTORS II LLC
By:	PMD Investors II LP
By:	AEA PMD Investors Inc., its general partner
By:	/s/ BRIAN R. HOESTEREY
Name:	Brian R. Hoesterey
Title:	Vice President
DLJMB FUNDING III, INC.
By:	/s/ SUSAN C. SCHNABEL
Name:	Susan C. Schnabel
Title:	Managing Director

DB CAPITAL/PMD INVESTORS, LLC
By:	DB CAPITAL INVESTORS, L.P., its Managing Member
By:	DB CAPITAL PARTNERS, L.P., its General Partner
By:	DB CAPITAL PARTNERS, INC., its General Partner
By:	/s/ WILLIAM J. LOVEJOY
Name:	William J. Lovejoy

Title:	Director

Appendix A

        "Affiliate": of any Person, means any other Person controlling, controlled by or under common control with such Person. With respect to AEA, DLJMB and DB, the term Affiliate shall include (i) any officer, director, employee, participant, stockholder, member or partner of such Stockholder, (ii) any participant, stockholder, member, partner, heir, executor, administrator, testamentary trustees, legatees or beneficiaries of any such participant, stockholder, member or partner, (iii) any trust the beneficiaries of which or any corporation, limited liability company or partnership, the stockholders, members or partners of which include only the Persons referred to in clauses (i) and (ii), their spouses or their lineal descendants and (iv) a voting trustee for one or more of the Persons referred to in clauses (i) and (ii) under the terms of a voting trust designed to conform with the requirements of the insurance laws of the State of New York. As used herein, "control", when used with respect to any Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract (including arrangements pursuant to an investment management or investment advisory agreement) or otherwise; and the terms "controlling", "controlled" and "under common control with" shall have meanings correlative with the foregoing.

        "AEA": as defined in the preamble to this Agreement.

        "AEA Group": AEA, together with any of its Affiliates to whom Shares have been Transferred.

        "Affiliated Employee Benefit Trust": any trust that is a successor to the assets held by a trust established under an employee benefit plan subject to ERISA or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

        "Agreement": as defined in the preamble to this Agreement.

        "Appraised Value": as defined in Section 4.6(b).

        "Approved Sale": as defined in Section 4.4(e).

        "Arbiter": as defined in Section 4.6(b).

        "Board of Directors": the board of directors of the Company.

        "Budget Resolution Committee": as defined in Section 3.4.

        "Budget Resolution Director": as defined in Section 3.4.

        "Business": as defined in the preamble to this Agreement.

        "Business Day": a day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to open.

        "Cause": as defined in Section 3.2(b).

        "Closing": as defined in Section 2.1.

        "Commission": the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

        "Common Stock": the common stock of the Company (all classes) now or hereafter authorized to be issued, whether voting or non-voting and any securities issued as a dividend on or other distribution with respect to or in exchange, replacement or in subdivision of, any such common stock.

        "Company": as defined in the preamble to this Agreement.

        "Company Securities" means (i) the Common Stock and any other class of common stock or preferred stock, (ii) securities convertible into or exchangeable for any of the securities listed in (i), and

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(iii) options, warrants or other rights to acquire any of the securities listed in (i) or any other equity or equity-linked security issued by the Company.

        "Confidential Information": as defined in Section 6.5(b).

        "DB": as defined in the preamble to this Agreement.

        "DB Group": DB, together with any of its Affiliates to whom Shares have been Transferred.

        "DB Shares": as defined in Section 4.6(a).

        "Demand Registration": as defined in Section 5.1(a).

        "Director": member of the Board of Directors.

        "DLJMB": as defined in the preamble to this Agreement; provided that prior to the Closing, DLJMB Funding III, Inc. may transfer any or all of its rights and obligations hereunder to one or more Affiliates of Credit Suisse Group and/or to one or more investment funds affiliated with DLJMB Funding III, Inc. or Affiliates of Credit Suisse Group, in which case the term "DLJMB" as used in this Agreement shall include DLJMB Funding III, Inc. (to the extent it has retained any such rights and obligations) and each such transferee, taken together, and any right or action that may be exercised or taken at the election of DLJMB hereunder may be taken at the election of DLJMB and such transferees, except that DLJMB Funding III, Inc. shall designate itself or any such transferee as the Person to which the term "DLJMB" shall refer in Section 3.2.

        "DLJMB Group": DLJMB, together with any of its Affiliates to whom Shares have been Transferred.

        "Exempt Transfer": as defined in Section 4.2(a).

        "Exit Event": as defined in Section 4.4.

        "Exit Notice": as defined in Section 4.4.

        "Financial Services Company": any Person which is primarily engaged in the investment of capital, the provision of financial services or related businesses.

        "Full Effectiveness Deadline": means April 10, 2001.

        "HSR Act": the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Independent Director": as defined in Section 3.5.

        "Independent Third Party": means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Person.

        "Initial Ownership": with respect to any Stockholder, the number of Shares held by such Stockholder as of the date of the Closing, or in the case of any Person that becomes a Stockholder on a later date, as of such later date (as adjusted for any stock split, stock dividend, reverse stock split, stock combination or reclassification or similar event).

        "IPO": an initial underwritten public offering of Shares registered under the Securities Act, whether for the sale of Shares by the Company or by stockholders of the Company.

        "Non-Selling Stockholders": as defined in Section 4.6(b).

        "Offer": as defined in Section 4.6(b).

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        "Offer Notice": as defined in Section 4.5(a).

        "Offer Period": as defined in Section 4.5(b).

        "Offer Price": as defined in Section 4.5(a).

        "Offered Securities": as defined in Section 4.5(a)

        "Person": any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

        "Piggyback Registration": as defined in Section 5.2(a).

        "Primary DLJMB Fund": shall mean the largest investment fund within DLJMB that is funded primarily by unaffiliated third party investors; provided that if such largest investment fund owns less than 60% of the Shares held by the DLJMB Group, the term "Primary DLJMB Fund" shall mean the two largest investment funds within DLJMB that are funded primarily by unaffiliated third party investors; provided further that if such two largest investment funds own less than 60% of the Shares held by the DLJMB Group, the term "Primary DLJMB Fund" shall mean the largest investment funds within DLJMB that are funded primarily by unaffiliated third party investors and collectively own at least 60% of the Shares held by the DLJMB Group (it being understood that any other members of the DLJMB Group whose ownership of Shares is not necessary to reach the 60% threshold shall be excluded).

        "Pro Rata Portion": as defined in Section 4.5(b).

        "Public Sale": means any sale of Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

        "Purchase Agreement": as defined in the preamble to this Agreement.

        "Qualified Public Offering": the sale of Common Stock in an underwritten public offering registered under the Securities Act representing no less than 10% of the then outstanding Shares and resulting in net cash proceeds to the Company or stockholders of the Company in an amount not less than $50 million, and after which the Common Stock sold in such offering is traded on the Nasdaq National Market or a national securities exchange.

        "Registrable Securities": (i) any shares of Common Stock and (ii) any securities that were issued as a dividend on or other distribution with respect to or in exchange, replacement or in subdivision of, any such Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (ii) such securities shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act and in compliance with the requirements of paragraphs (c), (e), (f), (g) and (k) of Rule 144.

        "Registration Expenses": as defined in Section 5.5(a).

        "Rule 144": means Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission.

        "Sale of the Company": means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) all or substantially all of the capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation, sale, transfer or

3

exchange of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

        "Sale Stockholders": as defined in Section 4.4(a).

        "Securities Act": the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, as the same shall be in effect at the time.

        "Securities Exchange Act": the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, as the same shall be in effect at the time.

        "Shares": shares of Common Stock.

        "Short-Form Registrations": as defined in Section 5.1(a).

        "Stockholder": the original signatories hereto (other than the Company) and any other subsequent holder of Shares who agrees to be bound by the terms of this Agreement.

        "Subsidiary": of any Person shall mean any corporation or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

        "Temporary Director": as defined in Section 3.2(d).

        "Transfer": any sale, transfer, assignment, grant of a participation in, gift, hypothecation, encumbrance, pledge or other disposition of any securities or any interests therein. The terms Transferee and Transferor shall have correlative meanings.

        "Transfer Notice": as defined in Section 4.1(b).

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Schedule 2.1

	Percentage of Shares	Purchase Price
PMD I and PMD II	43.66197%	$155 million
DLJMB	42.25352%	$150 million
DB	14.08451%	$50 million

		$355 million

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Schedule 3.1(c)(x)

Actions Requiring Board of Director Approval
Under the Company's By-laws

(i)	subject to Section 3.4 of Stockholders' Agreement, approving or amending the annual budget or capital expenditure plan of the Company or any Subsidiary;
(ii)
selling, transferring or disposing of assets of the Company or any of its Subsidiaries, or purchasing or acquiring any Persons, assets or businesses, in each case in any single or series of related transactions for a consideration in excess of $5,000,000, except as contemplated by the approved annual budget or capital expenditure plan and other than the sale of assets in the ordinary course of business;
(iii)	modifying the certificate of incorporation or bylaws of the Company;
(iv)	taking any steps to effect the winding-up, liquidation, dissolution or voluntary bankruptcy of the Company or any of its Subsidiaries;
(v)	varying its accounting policies and practices in any material respect, other than to comply with GAAP, or changing its independent public accountants;
(vi)
entering into, amending or waiving any provision of any agreement or transaction with any Stockholder or any Affiliate of any Stockholder after the date hereof except (x) payment of the fees and expenses provided for in Sections 3.6, 3.7, 3.8 and 3.9 of the Stockholders Agreement and (y) entering into agreements or transactions involving total consideration in any single or series of related transactions of less than $100,000 and entered into in the ordinary course of business on terms no less favorable to the Company or its Subsidiaries than it would be able to obtain in a comparable arm's length transaction with a third party that is not a Stockholder or an Affiliate of a Stockholder;
(vii)	the issuance by the Company or any Subsidiary of any Company Securities;
(viii)
entering into ordinary course agreements requiring payments by the Company or any Subsidiary of more than $5 million in any year, or $20 million in the aggregate, or any other agreements requiring payment by the Company or any Subsidiary of more than $1 million in any year or $5 million in the aggregate except in each case as contemplated by an approved budget or capital expenditure plan;
(ix)	selecting or replacing the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Company;
(x)
except as provided in Section 4.4 of the Stockholders Agreement, entering into any merger, amalgamation, consolidation or other business combination to which the Company or any of its Subsidiaries is a party;
(xi)	commencing or settling litigation where the aggregate claim or settlement amount exceeds $500,000;
(xii)	paying or declaring any dividend or making any other distribution with respect to, or the redemption, repurchase or other acquisition of, any class of equity securities of the Company;
(xiii)	entering into any joint venture or similar arrangement or establishing any non-wholly-owned Subsidiary;

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(xiv)
creating, incurring or assuming or amending in any material respect any indebtedness of the Company or any of its Subsidiaries for borrowed money (which shall include for purposes hereof capitalized lease obligations and guarantees or other contingent obligations for indebtedness for borrowed money but exclude indebtedness incurred in the ordinary course of business under approved facilities providing credit line capacity) in an aggregate amount (as to the Company and all of its Subsidiaries) in excess of (A) $5 million in any year or (B) $10 million in the aggregate;
(xv)	granting any registration rights;
(xvi)	capital expenditures in any category in excess of 10% of the annual budgeted amount;
(xvii)	management compensation and incentive plans, including any amendment thereto;
(xviii)	any entry into any new line of business by the Company or any of its subsidiaries, other than as contemplated by the annual business plan approved by the Board of Directors;
(xix)
the determination of the post-closing adjustment to the purchase price under the Purchase Agreement, including the Company's response to the Seller's Closing Working Capital Statement thereunder and the resolution thereof;
(xx)	registering any Shares in the IPO if such offering does not constitute a Qualified Public Offering;
(xxi)	the assertion and settlement of any indemnification claims under the Purchase Agreement; and
(xxii)	agreeing or otherwise committing to take any action set forth in the foregoing items (i) through (xxi).

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Schedule 3.1(c)(y)

Actions requiring Board of Director Approval under the Company's
By-laws After an IPO

(i)	selling, transferring or disposing of assets of the Company or any of its Subsidiaries, or purchasing or acquiring any Persons, assets or businesses, in each case in any single or series of related transactions for a consideration in excess of $50 million, except as contemplated by the approved annual budget or capital expenditure plan and other than the sale of assets in the ordinary course of business;
(ii)	modifying the Certificate of Incorporation or Bylaws of the Company;
(iii)	taking any steps to effect the winding-up, liquidation, dissolution or voluntary bankruptcy of the Company or any of its Subsidiaries;
(iv)
entering into, amending or waiving any provision of any agreement or transaction with any Stockholder or any Affiliate of any Stockholder after the date hereof except (x) payment of the fees and expenses provided in Sections 3.6, 3.7 and 3.9 of the Stockholders Agreement, (y) the arrangements described in Section 3.8 of the Stockholders' Agreement and (z) entering into agreements or transactions involving total consideration in any single or series of related transactions of less than $100,000 and entered into in the ordinary course of business on terms no less favorable to the Company or its Subsidiaries than it would be able to obtain in a comparable arm's length transaction with a third party that is not a Stockholder or an Affiliate of a Stockholder;
(v)	the issuance by the Company or any Subsidiary of Company Securities except pursuant to any stock option, restricted stock or similar plan adopted by the Board of Directors;
(vi)	selecting or replacing the Chief Executive Officer;
(vii)	entering into any merger, amalgamation, consolidation or other business combination to which the Company is a party;
(viii)	paying or declaring any dividend or making any other distribution with respect to, or the redemption, repurchase or other acquisition of, any Company Securities;
(ix)
incurring or assuming any indebtedness of the Company or any of its Subsidiaries for borrowed money (which shall include for purposes hereof capitalized lease obligations and guarantees or other contingent obligations for indebtedness for borrowed money but exclude indebtedness incurred in the ordinary course of business under approved facilities providing credit line capacity) in excess of $50 million per year; and
(x)	agreeing or otherwise committing to take any action set forth in the foregoing items (i) through (ix).

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Schedule 3.6

1.
Equity Placement Fee.    An Equity Placement Fee will be paid at Closing as follows:

1.
AEA: $1,196,690

2.
DLJMB or another Affiliate of Credit Suisse Group designated by DLJMB: $1,125,000

3.
DB: $125,000

2.
Acquisition Advisory Fee.    An Acquisition Advisory Fee will be paid at Closing as follows:

1.
AEA: $7,553,310

2.
Credit Suisse First Boston (USA), Inc. or another Affiliate of Credit Suisse Group designated by DLJMB: $4,375,000

3.
Deutsche Bank Securities, Inc. or another Affiliate of Deutsche Bank Securities, Inc.: $1,625,000

3.
Annual Management Fee.    Management Fees will be paid annually as follows:

1.
AEA: $1,925,000

2.
DLJMB or another Affiliate of Credit Suisse Group designated by DLJMB: $1,575,000

3.
DB: $500,000

4.
Other Advisory Fees.    The Company and each Stockholder agree that, to the extent current payment is permitted by any credit agreement or any other financing agreement to which the Company or any of its Subsidiaries is a party, if any Stockholder provides advisory services to the Company or any of its Subsidiaries in connection with any acquisition or divestiture of any material assets or businesses of the Company or any of its Subsidiaries, the Company shall pay such Stockholder a fee for such services contemporaneous with the closing of such transaction on financial and other terms to be agreed between the Company (and approved by the Board of Directors) and each such Stockholder, which terms shall be customary in the industry and in proportion to the services provided in connection with such transaction; provided that the aggregate amount of fees paid to Stockholders pursuant to this paragraph, when taken together with fees paid to any other provider of advisory services retained by the Company in connection with such acquisition or divestiture, may not exceed the amount of fees that would customarily be paid for advisory services in connection with such an acquisition or divestiture.

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Schedule 6.1

Number of Shares
PMD I and PMD II	44
DLJMB	42
DB	14

100

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AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT

        Amendment No. 1, dated as of February 5, 2001 ("Amendment No. 1"), to the Stockholders Agreement, dated as of November 28, 2000 (the "Stockholders Agreement"), by and among PMD Group Holdings Inc., a Delaware corporation, PMD Investors I LLC, a Delaware limited liability company, PMD Investors II LLC, a Delaware limited liability company, DLJMB Funding III, Inc., a Delaware corporation and DB Capital/PMD Investors, LLC, a Delaware limited liability company. All terms not otherwise defined herein shall have the meanings ascribed to such term in the Stockholders Agreement.

RECITALS

        WHEREAS, the parties to the Stockholders Agreement desire to amend certain terms of the Stockholders Agreement.

        NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

        1.    Management and Other Fees.    The Stockholders Agreement is hereby amended by replacing Section 3.6 thereof with the following Section:

          Section 3.6.    Management and Other Fees.    The Company shall, or shall cause PMD Group Inc. to, pay to the Persons named in Schedule 3.6 those fees described in such Schedule and, prior to, at or about Closing shall cause PMD Group Inc. to enter into an agreement with such Persons reflecting the same and the services to be provided.

        2.    Schedule 3.6.    The Stockholders Agreement is hereby amended by replacing Schedule 3.6 thereof with a Schedule 3.6 in the form of Exhibit 1 to this Amendment No. 1.

        3.    No Further Amendment.    Except as amended hereby, the Stockholders Agreement shall remain in full force and effect. This Amendment No. 1 as amended hereby shall be read and construed as one instrument.

        4.    Counterparts.    This Amendment No. 1 may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

1

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

PMD GROUP HOLDINGS INC.
By:	/s/ CHRISTINE J. SMITH
Name: Christine J. Smith Title: Secretary
PMD INVESTORS I LLC
By:	PMD INVESTORS I LP
By:	AEA PMD Investors Inc., its general partner
By:	/s/ CHRISTINE J. SMITH
Name: Christine J. Smith Title: Secretary
PMD INVESTORS II LLC
By:	PMD INVESTORS II LP
By:	AEA PMD Investors Inc., its general partner
By:	/s/ CHRISTINE J. SMITH
Name: Christine J. Smith Title: Secretary

2

DLJMB FUNDING III, INC.
By:	/s/ SUSAN C. SCHNABEL
Name: Susan C. Schnabel Title: Managing Director
DB CAPITAL/PMD INVESTORS, LLC
By:	DB CAPITAL INVESTORS, L.P., its Managing Member
By:	DB CAPITAL PARTNERS, L.P., its General Partner
By:	DB CAPITAL PARTNERS, INC., its General Partner
By:	/s/ WILLIAM J. LOVEJOY
Name: William J. Lovejoy Title: Director

3

Exhibit 1

         See Attached

1

Schedule 3.6

1.
Acquisition Advisory Fee.    An Acquisition Advisory Fee will be paid at Closing as follows:

1.
AEA: $8,750,000

2.
Credit Suisse First Boston Corporation. or another Affiliate of Credit Suisse Group designated by DLJMB: $5,500,000

3.
Deutsche Bank Securities, Inc. or another Affiliate of Deutsche Bank Securities, Inc.: $1,750,000

2.
Annual Management Fee.    Management Fees will be paid annually as follows:

1.
AEA: $1,925,000

2.
DLJMB or another Affiliate of Credit Suisse Group designated by DLJMB: $1,575,000

3.
DB: $500,000

3.
Other Advisory Fees.    The Company and each Stockholder agree that, to the extent current payment is permitted by any credit agreement or any other financing agreement to which the Company or any of its Subsidiaries is a party, if any Stockholder provides advisory services to the Company or any of its Subsidiaries in connection with any acquisition or divestiture of any material assets or businesses of the Company or any of its Subsidiaries, the Company shall pay such Stockholder a fee for such services contemporaneous with the closing of such transaction on financial and other terms to be agreed between the Company (and approved by the Board of Directors) and each such Stockholder, which terms shall be customary in the industry and in proportion to the services provided in connection with such transaction; provided that the aggregate amount of fees paid to Stockholders pursuant to this paragraph, when taken together with fees paid to any other provider of advisory services retained by the Company in connection with such acquisition or divestiture, may not exceed the amount of fees that would customarily be paid for advisory services in connection with such an acquisition or divestiture.

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QuickLinks

  Exhibit 10.11
  Execution Copy
STOCKHOLDERS AGREEMENT
TABLE OF CONTENTS
STOCKHOLDERS AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II SUBSCRIPTION FOR SHARES
ARTICLE III CORPORATE GOVERNANCE; CERTAIN CORPORATE ACTIONS
ARTICLE IV TRANSFER
ARTICLE V REGISTRATION RIGHTS
ARTICLE VI MISCELLANEOUS
ARTICLE VII GENERAL PROVISIONS
  Appendix A
  Schedule 2.1
  Schedule 3.1(c)(x)
Actions Requiring Board of Director Approval Under the Company's By-laws
  Schedule 3.1(c)(y)
Actions requiring Board of Director Approval under the Company's By-laws After an IPO
  Schedule 3.6
  Schedule 6.1
AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT
RECITALS
  Exhibit 1
  Schedule 3.6